                                                                   Exhibit  23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our reports dated February 19, 2003 (except for Note 17 as to which the date is March 31, 2003 and Note 1 as to which the date is November 6, 2003), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-107689) and related Prospectus of Cosi, Inc. for the registration of up to 19,166,946 shares of its common stock.




New York, New York
November 7, 2003